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                                                                   Exhibit 99.06



FOR IMMEDIATE RELEASE                         CONTACT:  JEROME P. GRISKO, JR.
                                                        President
                                                        Cleveland, Ohio
                                                        (216) 447-9000

                      CBIZ APPOINTS STEVEN L. GERARD AS CEO

Cleveland, Ohio (October 12, 2000)-Century Business Services, Inc. (NASDAQ:
CBIZ) ("CBIZ"), today announced that it has named Steven L. Gerard, 55, as Chief Executive Officer. Mr. Gerard, who possesses extensive experience managing complex financial organizations and corporate restructuring activities, begins his duties immediately. CBIZ also announced the appointment of Mr. Gerard to the Company's Board of Directors, bringing the number of Directors to seven, six of whom are outside Directors.

Michael G. DeGroote, Chairman of the Board, commented, "We are extremely pleased to welcome Steven Gerard to CBIZ, particularly at this pivotal stage in the Company's development. Given his experience with complex financial services companies and strategy implementation, we are confident Steve's leadership will help us better focus CBIZ's resources and personnel on achieving our strategic objectives and long-term goals."

"CBIZ is already in a very favorable position to capitalize on the trend in outsourced business services," stated Mr. Gerard. "The Company has enormous market opportunity and an impressive complement of products and services. I look forward to working with the management team to provide the corporate leadership that will expedite the strategic plan currently being implemented and I welcome the challenge of taking CBIZ to its full potential."

Mr. Gerard has drawn on his strong managerial, operational and financial skills throughout his 31-year career and has been especially successful in planning and process implementation. As Chairman and CEO of Triangle Wire & Cable, Inc., over a seven-year period Mr. Gerard restructured operations and distribution, repositioned the company in its market, reclaimed market share, and restored sustainable profitability. Before commencing the turnaround of Triangle in 1992, Mr. Gerard spent 16 years ascending the ranks of Citibank, N.A., where, after assuming various roles related to that company's corporate finance and banking products and services, including Division Executive for the National Corporate Division, he ultimately served as Senior Managing Director, responsible for the risk management of $80 billion of Citibank's commercial and investment banking activities in the United States, Europe, Australia and Japan. Mr. Gerard signed on with Citibank after a seven-year tenure at the American Stock Exchange, where he last served as Vice President of AMEX's Securities Division. Immediately prior to joining CBIZ, Mr. Gerard served for three years as Chairman and CEO of Great Point Capital, Inc., a provider of operational and financial advisory services to business clients. Mr. Gerard currently serves on the Board of Directors for Lennar Corporation (NYSE:LEN), Fairchild Corporation (NYSE:FA), and Aviation Sales Company (NYSE:AVS).
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Century Business Services, Inc. provides outsourced business services to small and medium-sized companies throughout the United States. The Company offers integrated services in the following areas: accounting and tax; employee benefits; wealth management; property and casualty insurance; payroll; IS consulting; and HR consulting. CBIZ also provides valuation; litigation advisory; performance consulting; government relations; commercial real estate; wholesale insurance; healthcare consulting; medical practice management; worksite marketing; and capital advisory services. These services are provided throughout a network of more than 200 Company offices in 36 states and the District of Columbia, as well as through its subsidiary, CBIZ Small Business Solutions, a franchisor of accounting services with approximately 550 offices in 47 states.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company's ability to acquire and finance additional businesses; the Company's ability to adequately manage its growth; the Company's dependence on the current trend of outsourcing business services; the Company's dependence on the services of its key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its operations. A more detailed description of such risks and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

 For further information regarding CBIZ, call our Investor Relations Office at
  (216) 447-9000 or visit our web site at www.cbiz.com. To receive CBIZ press releases via e-mail, please write to pressrelease@cbiz.com.